June 19, 2024

PERSONAL AND CONFIDENTIAL

Mr. Clifford Starke, Chief Executive Officer

Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida, United States 33309

Re: Flora Growth Corp. | Regulation A | Engagement Letter

Dear Mr. Starke:

The purpose of this engagement letter is to outline our agreement pursuant to which Aegis Capital Corp. ("Aegis") will act as the exclusive placement agent in connection with the proposed Regulation A on a best effort basis (the "Offering") by Flora Growth Corp. (collectively, with its subsidiaries and affiliates, the "Company") of its shares of Common Shares and/or pre-funded warrants (the "Securities"). This engagement letter sets forth certain conditions and assumptions upon which the Offering is premised. Except as expressly provided herein, this engagement letter is not intended to be a binding legal document, as the agreement between the parties hereto on the matters relating to the Offering will be embodied in the Placement Agent Agreement (as defined below). It is contemplated that following the qualification of the offering statement relating to the Offering, this engagement letter will be replaced by the Placement Agent Agreement. The Company confirms that entry into this engagement letter and completion of the Offering with Aegis will not breach or otherwise violate the Company's obligations to any other party or require any payments to such other party. For the sake of clarity, such obligations may include but not be limited to obligations under an engagement letter, placement agency agreement, underwriting agreement, advisory agreement, tail fee obligation or other agreement.

The terms of our agreement in principle are as follows:

1. Engagement. The Company hereby engages Aegis, for the period beginning on the date hereof and ending twelve (12) months thereafter (the "Engagement Period"), to act as the Company's exclusive placement agent in connection with the proposed Offering. During the Engagement Period, and as long as Aegis is proceeding in good faith, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with the Offering. Moreover, during the Engagement Period, in the event the Company chooses to any other type of public or private financing (whether equity, debt or otherwise), the Company shall provide Aegis with at least three (3) business days' notice of same so it can pause the Offering.

1345 Avenue of the Americas • New York, New York • 10105

(212) 813-1010 • Fax (212) 813-1047 • Member FINRA, SIPC

2. The Offering. The Offering is expected to consist of the sale of up to the Company's maximum amount of $75.0 million of the Company's Securities. The structure and pricing of the Offering will be mutually agreed upon by the Company and Aegis. Aegis will act as placement agent for the Offering subject to, among other matters referred to herein and additional customary conditions, completion of Aegis's due diligence examination of the Company and its affiliates, listing approval by the NASDAQ ("Exchange") of the Securities to be issued, and the execution of a definitive Placement Agent Agreement in connection with the Offering (the "Placement Agent Agreement"). The actual size of the Offering, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and Aegis. In connection with the entry into the Placement Agent Agreement, the Company (i) will meet with Aegis and its representatives to discuss such due diligence matters and to provide such documents as Aegis may require; (ii) will not file with the Commission any document regarding the Offering without the prior approval of Aegis and its counsel; (iii) will deliver to Aegis and the investors in the Offering such legal and accounting opinions and letters (including, without limitation, accounting comfort letters, legal opinions, negative assurance letters, good standing certificates and officers' and secretary certificates) as Aegis may require, all in form and substance acceptable to Aegis and (iv) will ensure that Aegis is a third party beneficiary of all representations, warranties, covenants, closing conditions and deliverables in connection with the Offering.

3. Placement Agent Compensation. The placement fee will be 7.0% for the gross proceeds raised in the Offering and a non-accountable expense allowance equal to 1.0% the gross proceeds raised in the Offering.

4. Offering Statement. To the extent the Company decides to proceed with the Offering, the Company will, as soon as practicable, prepare and file with the Securities and Exchange Commission (the "Commission") an Offering Statement on Form1-A (the "Offering Statement") pursuant to Regulation A under the Securities Act of 1933, as amended (the "Securities Act") and a offering circular and offering supplement included therein (together, the "Offering Circular") covering the Securities to be offered and sold in the Offering. The Offering Statement (including the Offering Circular therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Aegis and counsel to Aegis. Other than any information provided by Aegis in writing specifically for inclusion in the Offering Statement or the Offering Circular, the Company will be solely responsible for the contents of its Offering Statement and Offering Circular and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Offering Statement and Offering Circular (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Aegis immediately of such event and Aegis will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Offering Statement and Offering Circular that corrects such statement or omission. The Offering Statement will include as an exhibit a proposed form of Placement Agent Agreement (which may be incorporated into such Offering Statement by reference). The final Placement Agent Agreement will be in form satisfactory to the Company and Aegis and will include indemnification provisions and other terms and conditions customarily found in such agreements.

5. Company Standstill. In connection with the Offering, without the prior written consent of Aegis, the Company will not, for a period of sixty (60) days after the Closing of the Offering (the "Standstill Period"), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement or offering statement with the Commission relating to an offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the "Standstill Restrictions"). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement or offering statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

6. Tail Financing. Aegis shall be entitled to compensation under Section 3 herein, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital raising transaction of any kind ("Tail Financing") to the extent that such financing or capital is provided to the Company by funds whom Aegis had wall crossed or introduced to the Company during the Engagement Period, if such Tail Financing is consummated at any time within the twelve (12) month period following the expiration or termination of this Agreement.

7. Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company's equity or equity- linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the "blue sky" securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company's "blue sky" counsel, which will be Aegis's counsel) unless such filings are not required in connection with the Company's proposed Exchange listing; (e) any reasonable fees for counsel to lead investors in the Offering; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (g) the costs of all mailing and printing of the Offering documents; (h) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Aegis; (i) the fees and expenses of the Company's accountants; and (j) $100,000 for reasonable legal fees and disbursements for Aegis's counsel.

8. Survival. Except as provided in Sections 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 hereof (which Paragraphs are intended to be legally binding and enforceable on and against the Company and Aegis), the exclusivity language in Section 1 and this Section, this engagement letter is not intended to be a binding legal document nor a legal commitment on the part of Aegis to provide any financing to the Company, as the agreement between the parties hereto on these matters will be embodied in the Placement Agent Agreement.

9. Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, tail fee, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this engagement letter. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the engagement letter for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company's obligations with respect to the provisions relating to the tail fees.. Notwithstanding anything to the contrary contained in this engagement letter, in the event that no Offering is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Aegis its actual and accountable out-of-pocket expenses related to the Offering (including the fees and disbursements of Placement Agent's legal counsel) and if applicable, for electronic road show service used in connection with the Offering. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Aegis, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Offering. Furthermore, the Company agrees that during Aegis's engagement hereunder, all inquiries from prospective investors will be referred to Aegis. Regardless of termination and except as stated in this Section 9, Section 6 of this engagement letter will still remain in full effect if an offering is consummated.

10. Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Aegis's prior written consent, commencing on the date hereof and continuing until the final Closing of the Offering.

11. Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Aegis and to furnish, or cause to be furnished, to Aegis, any and all information and data concerning the Company, and the Offering that Aegis deems appropriate (the "Information"). The Company will provide Aegis reasonable access during normal business hours from and after the date of execution of this engagement letter until the Closing to all of the Company's assets, properties, books, contracts, commitments and records and to the Company's officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Aegis will keep strictly confidential all non-public Information concerning the Company provided to Aegis. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Aegis, (b) was known or became known by Aegis prior to the Company's disclosure thereof to Aegis as demonstrated by the existence of its written records, (c) becomes known to Aegis from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Aegis as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company's proprietary technology is proprietary and confidential.

12. No Third Party Beneficiaries; No Fiduciary Obligations. This engagement letter does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Aegis is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this engagement letter or the retention of Aegis hereunder, all of which are hereby expressly waived; and (ii) Aegis is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Aegis or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this engagement letter. During the course of Aegis's engagement with the Company, Aegis may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

13. Indemnification, Advancement & Contribution.

13.1. Indemnification. The Company agrees to indemnify and hold harmless Aegis, its affiliates and each person controlling Aegis (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Aegis, its affiliates and each such controlling person (Aegis, and each such entity or person hereafter is referred to as an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the "Expenses") and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Offering Statement, Offering Circular or any other offering documents (as from time to time each may be amended and supplemented), (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any "road show" or investor presentations made to investors by the Company (whether in person or electronically), or (C) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by Aegis in writing specifically for use in the Offering Statement, Offering Circular or any other offering documents with respect which or resulting from conduct by Aegis or another Indemnified Party, as to which Aegis shall indemnify and hold harmless the Company, its officers, directors and controlling parties in the manner set forth in this Section 13. The Company also agrees to reimburse and advance each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person's enforcement of his or its rights under this Section 13.

13.2. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 13, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 13 or otherwise to such Indemnified Person. The Company shall, if requested by Aegis, assume the defense of any such action (including the employment of counsel designated by Aegis and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to Aegis for the benefit of Aegis and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable fees and expenses of one counsel, plus local counsel, for all Indemnified Parties, which counsel shall, if Aegis is a defendant, be designated by Aegis. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Aegis, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

13.3. Contribution. In the event that a court of competent jurisdiction makes a finding, final beyond right of review, that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Aegis and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 13 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Aegis and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions and non-accountable expense allowance actually received by Aegis in the Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Aegis on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Aegis agree that it would not be just and equitable if contributions pursuant to this subsection 13.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 13.3. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Aegis on the other hand, of the matters contemplated by this Section 13 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to Aegis under the Placement Agent Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

13.4. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this engagement letter, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

14. Equitable Remedies. Each party to this engagement letter acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations or the exclusivity provisions of Section 1 would give rise to irreparable harm to Aegis for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, Aegis will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, or the exclusivity provisions of Section 1, as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this engagement letter agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 14.

15. Governing Law; Venue. This engagement letter will be deemed to have been made and delivered in the State of New York, USA, and both the binding provisions of this engagement letter and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of Aegis and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the Borough of Manhattan, City of New York, County of New York, State of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the City of New York, County of New York and State of New York, in any such suit, action or proceeding. Each of Aegis and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company's address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Aegis mailed by certified mail to Aegis's address will be deemed in every respect effective service process upon Aegis, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither Aegis nor its affiliates, and the respective officers, directors, employees, agents and representatives of Aegis, its affiliates and each other person, if any, controlling Aegis or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Aegis will act under this engagement letter as an independent contractor with duties to the Company.

16. Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this engagement letter and the execution, delivery and performance of this engagement letter does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this engagement letter are legally binding upon and inure to the benefit of both the Company and Aegis and their respective assigns, successors, and legal representatives. If any provision of this engagement letter is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the engagement letter shall remain in full force and effect. This engagement letter may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this engagement letter in electronic form and understands and agrees that this engagement letter may be signed electronically. Signatures to this engagement letter transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this engagement letter, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this engagement letter by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

If you are in agreement with the foregoing, please sign and return to us one copy of this engagement letter. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of FLGC Regulation A Engagement Letter Follows]

[Signature Page of FLGC Regulation A Engagement Letter]

Very truly yours,

Aegis Capital Corp.

By:
Name:	Robert Eide
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Flora Growth Corp.

By:
Name:	Clifford Starke
Title:	Chief Executive Officer